UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-195058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of April 1, 2023, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on April 20, 2023) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of April 1, 2023 (number of shares finalized on April 20, 2023)	4,808,919	$114,532,102

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Third Amended and Restated Declaration of Trust

On April 14, 2023, the Board of Trustees (the “Board”) of Apollo Debt Solutions BDC (the “Fund”) approved an amendment and restatement of the Fund’s Second Amended and Restated Declaration of Trust (the “Third Amended and Restated Declaration of Trust”). The Fund adopted the Third Amended and Restated Declaration of Trust as a result of comments issued by state securities regulators in connection with their annual review of the Fund’s offering. The Third Amended and Restated Declaration of Trust, among other things: (1) clarifies that each trustee will serve for a fixed three-year term; (2) provides that shareholders have the ability to challenge actions taken by the Board; and (3) provides that any amendments to revise the Bylaws that would alter the voting rights of shareholders need to be approved by a majority vote of the Fund’s shareholders. The Third Amended and Restated Declaration of Trust became effective immediately.

The foregoing description of the Third Amended and Restated Declaration of Trust does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Declaration of Trust, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Amended and Restated Bylaws

On April 14, 2023, the Board approved an amendment and restatement of the Fund’s Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”). The Fund adopted the Second Amended and Restated Bylaws as a result of comments issued by state securities regulators in connection with their annual review of the Fund’s offering. The Second Amended and Restated Bylaws, among other things: (1) clarifies that the Fund will hold annual meetings of its shareholders; and (2) revises provision related to contested election where no trustee receives sufficient votes to be elected. The Second Amended and Restated Bylaws became effective immediately.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosures

April 2023 Distributions

On April 20, 2023, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1600	$0.0200	$0.0000	$0.1800
Class S Common Shares	$0.1600	$0.0200	$0.0166	$0.1634
Class D Common Shares	$0.1600	$0.0200	$0.0049	$0.1751

The distributions for each class of Shares are payable to shareholders of record as of the open of business on April 28, 2023 and will be paid on or around May 26, 2023. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

On January 20, 2023, the Fund announced that its Board declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made on or around March 29, 2023, April 26, 2023 and May 26, 2023 for shareholders of record as of February 28, 2023, March 31, 2023 and April 28, 2023, respectively.

On April 20, 2023, the Board also declared a special distribution of $0.02 per share for shareholders of record as of May 31, 2023 to be paid on or around June 28, 2023. The special distribution will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of March 31, 2023, unless otherwise noted)

As of March 31, 2023, the Fund’s net asset value (“NAV”) per share was $23.82, up 0.2% from $23.76 as of February 28, 2023 and up 2.6% from $23.20 as of December 31, 2022. The Fund’s 1-month, 3-month and inception-to-date returns through March 31, 2023 were 1.0%, 4.9% and 4.6%, respectively (for Class I common shares).1 The Fund currently offers a distribution rate of 9.1% (for Class I common shares), including the special dividend announced in January.2

For the quarter ended March 31, 2023, ADS originated $473 million of private debt investments, with a bias towards large cap issuers with resilient business models and strong cash flow generation. Given the ongoing demand for reliable financing solutions and the significant capabilities across Apollo’s $392 billion credit platform, in our view, ADS continues to command attractive spreads and original issue discounts on new investments. In the first quarter of 2023, our new directly originated debt investments funded had a weighted average spread of 705 basis points, compared to 600 basis points for our new directly originated debt investments funded during fiscal year 2022. 100% of the new directly originated investments funded in the first quarter of 2023 were first lien and 96% were floating rate. For the quarter ended March 31, 2023, the weighted average yield at amortized cost of our overall portfolio was 10.8%, compared to 10.1% for the quarter ended December 31, 2022.

As of March 31, 2023, our portfolio was approximately $4.3 billion based on fair market value across 133 issuers and 46 industries. Our portfolio remained defensively positioned with 98% first lien debt investments and 98% floating rate debt investments based on fair market value. The median EBITDA of our portfolio companies was $234 million, and our portfolio’s net loan-to-value and interest coverage were 41%, and 2.2x, respectively.3 As of March 31, 2023, there were no investments on non-accrual status. 97% of our portfolio had an investment rating of 1 or 2 based on a scale of 1 to 5, with 1 and 2 representing that a borrower is performing above or at underwriting expectations, respectively. 4

We continue to operate around the low end of our target leverage range of 1.0x to 1.25x net debt to equity and remain focused on optimizing our funding sources and liquidity. As of March 31, 2023, the Fund’s net leverage ratio was 0.81x, and we had approximately $1.4 billion of excess availability under our secured funding facilities.5

Select Recent Transaction Highlights:

RR Donnelley & Sons

In March 2023, Apollo served as the Sole Lead Arranger and Administrative Agent on a $1.25 billion term loan for RR Donnelley & Sons Company (“RR Donnelley”) to support a refinancing and dividend recapitalization for the company’s sponsor, Chatham Asset Management. RR Donnelley is a global commercial printing company that publishes manuals, brochures, marketing materials, packaging and business cards. As an incumbent lender and given our ability to speak for the entire financing given our platform’s underwriting capabilities, Apollo was able to sole lead the transaction.

Duck Creek Technologies

In March 2023, Apollo served as Joint Lead Arranger and Joint Bookrunner on a $650 million term loan to support Vista Equity Partner’s take-private of Duck Creek Technologies. Duck Creek Technologies provides core Property and Casualty (“P&C”) software to global insurers, primarily delivered via cloud-hosted SaaS. Given Apollo’s strong relationship with Vista Equity Partners and instrumental role in several of the Sponsor’s recent financings, Apollo was able to move quickly with a leadership role in the transaction.

1.

For Class S common shares, ADS generated returns of 0.9%, 4.7%, and 2.9% for 1-month, 3-month, and inception-to-date returns through March 31, 2023 (inception date is February 1, 2022), respectively. For Class D common shares, ADS generated returns of 1.0%, 4.9%, and 10.3% for 1-month, 3-month, and inception-to-date returns through March 31, 2023 (inception date is July 1, 2022), respectively.

2.

Annualized distribution yield is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The Fund currently offers a distribution rate of 8.1% (for Class I common shares), excluding the special dividend announced in January.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful. Net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

4.	Please refer to the footnotes in the Company’s 10-Q/K filings for more details on its investment rating system.

5.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01.	Other Events.

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund as of March 31, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of March 31, 2023
Class I Common Shares	$23.82
Class S Common Shares	$23.82
Class D Common Shares	$23.82

As of March 31, 2023, the Fund’s aggregate NAV was $2.3 billion, the fair value of its investment portfolio was approximately $4.3 billion and it had approximately $2.0 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.87x. The Fund’s net leverage ratio as of March 31, 2023 was approximately 0.81x.(1)

(1)

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	15,704,995	$369,218,385
Class S Common Shares	13,379,511	$319,336,532
Class D Common Shares	142,859	$3,347,600

Private Offering:
Class I Common Shares	78,409,324	$1,930,039,888
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	107,636,689	$2,621,942,404

*	Amounts may not sum due to rounding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Declaration of Trust of Apollo Debt Solutions BDC

3.2	Second Amended and Restated Bylaws of Apollo Debt Solutions BDC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: April 20, 2023	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary